UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2009

KKR Financial Holdings LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33437	11-3801844
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 California Street, 50th Floor San Francisco, California		94104
(Address of principal executive offices)		(Zip Code)

415-315-3620

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                             Regulation FD Disclosure.

On July 10, 2009, KKR Financial Holdings LLC (the “Company”) surrendered for cancellation, without consideration, approximately $298 million in aggregate principal amount of mezzanine and junior notes (the “Surrendered Notes”) previously issued to it by the issuers of three of its collateralized loan obligation (“CLO”) transactions.

The Surrendered Notes consist of:

(i)                                     $12 million principal amount of Class D Deferrable Mezzanine Secured Floating Rate Notes issued by KKR Financial CLO 2005-1, Ltd. and KKR Financial CLO 2005-1 Corp. (collectively, “CLO 2005-1”)  pursuant to an indenture dated August 14, 2008 by and among CLO 2005-1 and The Bank of New York Mellon Trust Company, National Association, as trustee;

(ii)                                  $64 million principal amount of Class D Deferrable Mezzanine Floating Rate Notes issued by KKR Financial CLO 2005-2, Ltd. and KKR Financial CLO 2005-2 Corp. (collectively, “CLO 2005-2”)  pursuant to an indenture dated August 14, 2008 by and among CLO 2005-2 and The Bank of New York Mellon Trust Company, National Association, as trustee; and

(iii)                               $12,688,524 principal amount of Class C Deferrable Mezzanine Secured Floating Rate Notes, $68,261,804 principal amount of Class D Deferrable Mezzanine Floating Rate Notes, $18,951,690 principal amount of Class E Deferrable Mezzanine Floating Rate Notes, $19,344,279 principal amount of Class F Deferrable Mezzanine Floating Rate Notes, $51,584,745 principal amount of Class G Deferrable Junior Floating Rate Notes and $51,584,745 principal amount of Class H Deferrable Junior Floating Rate Notes, issued by KKR Financial CLO 2006-1, Ltd. and KKR Financial CLO 2006-1 Corp. (collectively, “CLO 2006-1”)  pursuant to an indenture dated August 14, 2008 by and among CLO 2006-1 and The Bank of New York Mellon Trust Company, National Association, as trustee.

The Surrendered Notes were promptly cancelled upon receipt by the trustee of each transaction (the “Note Cancellation”), and the related debt was extinguished by the issuers thereof.  Prior to the Note Cancellation, the Company owned, directly or indirectly, all of the mezzanine notes and junior subordinated notes issued by CLO 2005-1 and CLO 2005-2 and 80% of the mezzanine notes and junior subordinated notes issued by CLO 2006-1.

On July 27, 2009, all of the outstanding rated senior notes and a portion of the subordinated notes issued by KKR Financial CLO 2009-1, Ltd. (“CLO 2009-1”), the issuer of one of the Company’s CLO transactions, were redeemed in full in accordance with the optional redemption provisions of the CLO 2009-1 indenture.  The Company, as the sole remaining holder of notes in the CLO, consisting of approximately $154 million outstanding subordinated notes, has amended the CLO’s transaction documents to convert the vehicle into a warehouse for loans, debt securities and other assets.  The modified CLO is no longer subject to any rating agency tests, criteria or reporting obligations, but continues to qualify under Rule 3a-7 of the Investment Company Act of 1940, as amended.

The Company issued a press release, dated July 28, 2009, announcing the transactions. A copy of this press release is attached hereto as Exhibit 99.1.  This exhibit is furnished, not filed, pursuant to Regulation FD.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1                                    Press Release, dated July 28, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

KKR Financial Holdings LLC
(Registrant)
Date: July 28, 2009

/s/ JEFFREY B. VAN HORN
Jeffrey B. Van Horn
Chief Financial Officer
	By:	(Principal Financial and Accounting Officer)